FIR GROUP

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE EIGHT MONTHS ENDED  MARCH 31, 1997

Report of Independent Accountants





To the Board of Directors of

FIR Group

We have audited the accompanying consolidated balance sheet of FIR Group (the "Company"), composed of FIR Elettromeccanica S.p.A., CIME S.p.A. and Selin Sistemi S.p.A., as of March 31, 1997 and the related consolidated statements of income, changes in stockholder's equity and cash flows for the years then ended.
 These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                    /s/  Coopers & Lybrand LLP
                                    --------------------------

Chicago, Illinois

July 25, 1997

FIR Group

Consolidated Balance Sheet

as of  March 31, 1997

(Dollars in thousands)



ASSETS



Current assets:

 	Cash and cash equivalents 	    						         	$ 	2,337
 	Accounts receivable, net of
   allowance for doubtful accounts of $341	 	     	11,108
 	Other receivables                      							 	 	2,341
 	Prepaid assets 				                          			 	 	174
 	Inventories 				                            			 		9,263
 	Deferred income taxes 							                  	 	1,759


 	 	 	 	 	Total current assets              			 	 	26,982


Property, plant and equipment, net 			     					 	 	4,575
Goodwill, net of $810  accumulated amortization     8,280
Other intangible assets, net of $138
  accumulated amortization                 							 	 	133

Other assets 			                                			 	 	49

 	 	 	 	 	Total assets                       	 	$ 	40,019


LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:

 	Current portion of long-term debt 		   					 	$ 	5,783
 	Bank debt 		                            					 	 	1,193
 	Accounts payable                        									6,852
 	Accrued interest                      							 	 	1,172
 	Accrued liabilities 			                    				 	 	619
 	Taxes payable 		                          					 	 	244

 	 	 	 	 	Total current liabilities 		       	 	 	15,863

Long-term debt, net 	                   							 	 	8,467
Deferred taxes 			                        					 	 	1,145
Staff severance liability 			                 	 	 	2,551

 	 	 	 	 	Total liabilities                			 	 	28,026

 	 	 	 	 	Total shareholders' equity 		      	 	 	11,993

 	 	 	 	 	Total liabilities and shareholders'
             equity 			                         	$40,019


The accompanying notes are an integral part of the consolidated financial statements.

FIR Group

Consolidated Income Statement

for the eight months ended March 31, 1997

(Dollars in thousands)



Net sales 				                                 				 	$ 	21,241

Cost of sales 		                              						 	 	14,898

Gross profit                                       		 	 	6,343

Selling, general and administrative expenses 								 	 	2,337

Amortization of intangible assets 			             					 	 	274

Net exchange loss 		                                				 	 	20

Income from operations 			                            	 	3,712

Other expense, net 			                            					 	 	489

Income before interest and taxes                  			 	 	3,223

Interest expense, net 		                       						 	 	1,294

Income before taxes 	          		                     	 	1,929

Income tax provision                         								 	 	1,247

Net income           	                               	 	$ 	682


The accompanying notes are an integral part of the consolidated financial statements.

FIR Group


Consolidated Statement of Changes in Shareholders' Equity

for the eight months ended  March 31, 1997

(Dollars in thousands)


         	 	 	 	 		 	 		 	 		 	 		 	Cumulative

         	 	 	Common	 	Additional 		 	Retained 	Treasury 	Translation
 	    	      	Stock  	Paid-in-Capital Earnings 	Stock    	Adjustment	 Total

Balance,
 July 31,1996	1,756 	 	 	4,681    	 	 	9,647  	(4,656) 		 	1,139 	 	 	12,567

Net income,
eight months
ended March 31,
 1997 	                          	 	 	 		682                     	 	 	 	682

Translation
 adjustment 		 	            	                          	 	(1,256)		 	(1,256)


Balance,
March 31,
 1997  				$ 	1,756 	 	$ 	4,681 	  	$ 	10,329 $ 	(4,656) 	$ 	(117) 	$	11,993


The accompanying notes are an integral part of the consolidated financial statements.

FIR Group


Consolidated Statement of Cash Flows

for the eight months ended  March 31, 1997

 (Dollars in thousands)


Cash flow from operating activities:
  	Net income 		                         						$ 	682
Adjustments to reconcile net income to net
 cash provided by operating activities:
 	 	Depreciation and amortization        							 	614
 	 	Increase (decrease) in deferred taxes 						 	153
Changes in assets and liabilities:
 	 	Decrease  in accounts receivable  			  			 	1,774
 			Increase in other receivables       							(1,349)
 	 	Decrease in prepaid assets 						             	49
 			Increase in other assets 			              				(45)
 	 	Decrease in income tax receivable 		    				 	980
 	 	Increase in inventory  			               			 	253
 	 	Increase in accounts payable 				         		 	962
 			Decrease in accrued liabilities       							(119)
 			Decrease in accrued interest 	         						(301)
 	 	Decrease in income tax payable       						 	(223)
 			Increase in staff severance liability and
      other long-term liabilities 	         						134

 	 	    	Net cash provided by operating
           activities                          	3,564

Cash flows from investing activities:

 	Net fixed asset acquisitions 				        				 	(152)
 	Acquisition of intangibles 								            	(12)

	 	 	 	 	Net cash provided by investing
            activities 	                    			 	(164)

Cash flows from financing activities:

 	Payment of long-term debt 					         			 	(6,216)
 	Change in short-term bank debt 								      	2,611

  	 	 	 	Net cash provided by financing
           activities 	                        (3,605)

Effect of exchange rate on changes in cash 				 	(248)

Net change in cash                    									 	(453)

Cash, beginning of year              									 	2,790

Cash, end of year 	                  								$ 	2,337

The accompanying notes are an integral part of the consolidated financial statements.

FIR Group
Notes to Combined Financial Statements
(dollars in thousands)


1. Nature of Business and Organization

Description of Business and Operating Structure

The FIR Group (the "Company"), composed of FIR Elettromeccanica S.p.A. ("FIR"), CIME S.p.A. ("CIME") and Selin Sistemi S.p.A. ("Selin"), is engaged in the design, production, and assembly of special electric motors employed in several industrial applications such as gasoline pumps, industrial sewing machines, and construction machines. Approximately 50% of its sales are within Italy and 40% are within the rest of Europe. No customer comprises more than 10% of consolidated sales.

The consolidated financial statements include all accounts of the FIR Group and related entities under common control including FIR, CIME and Selin. All significant intercompany balances and transactions have been eliminated.

In July, 1994, MEVA S.r.l. and SEPI S.r.l. were acquired through
a buy-out group of institutional investors.   In September,
1994, FIR Elettromeccanica S.p.A. was acquired by MEVA and in March, 1995, MEVA, FIR and SEPI were merged into a single company under the FIR name.

Cime S.p.A. was created in 1995 by the FIR shareholders and the managing director of FIR to lease certain production activities formerly performed by FIR Elettromeccanica S.p.A. before the March 1995 merger.

In May 1995, Nike S.r.l. ("Nike") was created by the FIR shareholders and the managing director of FIR to lease certain production activities performed by Selin S.p.A., a company in receivership. In May, Nike changed its name to Selin Sistemi, S.p.A. In January, 1996, Selin acquired Selin S.p.A. and ended the leasing arrangement.


	2.	Summary of Significant Accounting Policies

Translation of Financial Statements Denominated in a Foreign
Currency

The functional currency is the Italian lire. The balance sheet has been translated into U.S. dollars using the year-end exchange rates, while the income statement has been translated using the average exchange rates each year. Translation gains and losses are reported as a part of consolidated shareholders' equity.

Cash and Cash Equivalents

All highly liquid debt instruments purchased with an initial maturity of three months or less are considered to be cash equivalents.

2.	Summary of Significant Accounting Policies, continued

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first out (LIFO) method.

Property, Plant and Equipment

Property, plant and equipment are recorded at purchase cost.
Depreciation is provided on the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements 	 	 	   10-33 years

Plant and equipment 	 	 	           6-10 years

Commercial and industrial tools 	   4-5 years

Repairs and maintenance are charged to expense when incurred, and expenditures for improvements are capitalized. Upon sale or retirement, the related cost and accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is included in operations.

Intangible Assets

Goodwill is being amortized using the straight-line method over thirty years. Other intangibles consists of patents and other intangible assets and are amortized using the straight-line method over four to five years.

Revenue Recognition

Revenue from the sale of products is recognized on the transfer of ownership, which generally coincides with the time of shipment.

Research and Development

Research and development costs related to both present and future products are charged to expense when incurred.

Interest Rate Swaps

As discussed in Note 11, the Company used interest rate swaps to hedge its long-term debt. The Company recognizes the differentials to be received or paid under the contracts as an adjustment to interest expense over the life of the contracts.

The Interest Rate Swap contracts have been canceled and the
related termination cost of $568 has been recorded as a
component of Other Expense in the March 31, 1997 financial
statements.
	2.	Summary of Significant Accounting Policies, continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for as prescribed in Statement of Financial Accounting Standards ("SFAS") No. 109 - Accounting for Income Taxes. Under the asset and liability method SFAS No. 109, the Company recognizes the amount of income taxes payable. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled.



	3.	Inventories

Inventories as of March 31, 1997 consist of the following, valued at LIFO cost:

         Raw Materials 	      	$ 	4,831

         Work-in-Process 	     	 	3,442

         Finished Goods        	 	 	990

            Total           	 	$ 	9,263


Inventories are accounted for using the LIFO cost method. LIFO cost approximates replacement cost.



4.	Property, Plant and Equipment

Property, plant and equipment consist of the following as of March 31, 1997:


Land and building               	 	$ 	2,917
Plant and machinery 	 	              	1,245
Commercial and industrial tools  	 	 	1,404

                   Total         	 	 	5,566

Less accumulated depreciation and
  amortization                    	 	 	(991)

                                	 	$ 	4,575


	5.	Gains and Losses on Foreign Sales

Sales to customers outside of Italy are denominated in the customer's local currency. Gains and losses on the currency translation of theses sales are recorded in the income statement when the Company receives remittance. Gains/losses on amounts in accounts receivable at year end are immaterial. The net loss on the settlement of foreign currency sales was $20 for the eight months ending March 31, 1997.


	6.	Lease Commitments

The Company leases certain production facilities under operating leases expiring through 2002. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases.

Rental expense under noncancelable operating leases was approximately $93 for the eight months ending March 31, 1997.
Future minimum commitments under noncancelable operating leases are as follows:

Year ending July 31,

                   1997 	$ 	 	24
                   1998 	 	 	117
                   1999 	 	 	117
                   2000 	 	 	117
                   2001 	 	 	117
             Thereafter 	 	 	117

 7.		Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the Italian tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. The more significant components of the net deferred income tax assets and liabilities resulted from differences in the timing of expenses for financial statement purposes and deductibility for income taxes principally related to the future benefit of an Italian tax credit and for differences in depreciation and amortization methods.

The income tax (provision) benefit for the eight months ended
March 31, 1997 consists of the following:

                 Current 	 	$ 	(1,329)
                 Deferred 	     	 	82

 	 	                        $ 	(1,247)

	8.	Debt Arrangements

The Company has a number of short-term borrowing facilities available from approximately 25 banks. The total amount available under overdraft facilities is $5,096 at interest rates between 9.00% and 11.25% at March 31, 1997. These facilities are not collateralized and do not contain significant financial covenants. In addition, the Company has a number of export and domestic sales facilities whereby the banks loan against accounts receivable. Total available receivable lines of credit are $10,187 at March 31, 1997 and carry interest at 7.5% to 9.5%.

	8. Debt Arrangements, continued

Long-term debt consists of the following at  March 31, 1997 :

     CARIPLO and other banks pool senior loan to FIR, due
  	 	September 15, 1999.  Indexed interest rate at
  	 	Roman Interbank Offering Rate ("RIBOR") plus
   		1.5%.  No penalty for anticipated
 	 	 reimbursements. 	                                   	 	$ 	8,228

     Subordinated debt from Banca Popolare di Cremona to
  	 	FIR, due September 9, 1999.  Indexed interest rate
   		at RIBOR plus 1.5%.                                 		 	 	1,491

     Subordinated debt from Credit Lyonnais (Milan) to FIR,
  	 	due September 9, 1999.  Indexed rate at RIBOR plus
  	 	1.5%.  No penalty for anticipated reimbursement.    		 	 	1,491

    Senior debt from Credit Lyonnais to Selin, due
 	 	February 26, 2001.  Indexed interest rate at
 	 	RIBOR plus 0.5%. 	                                      	 	3,040

     	 	 	Total                                          	 	 	14,250

    Less current maturities 		                          		 	 	(5,783)

   	 	 	Long-term debt, net                              	 	$ 	8,467

RIBOR was 7.75% at March 31, 1997.

In accordance with the pool senior loan, the Company is unable to declare dividends or make a reduction in share capital. In addition, the bank has the right to request the repayment of the debt in the event of certain changes in ownership. There are no significant financial covenants on the subordinated debt. None of the debt facilities are collateralized.

The controlling shareholder has guaranteed the subordinated debt from Banca Popolare di Cremona, the subordinated debt from credit Lyonnais, and the senior debt from Credit Lyonnais.

Maturities of net long-term debt as of March 31, 1997 are as follows:

                          1998 	$ 	5,783

                          1999 	 	2,743

                          2000 	 	2,684

                          2001  		3,040

Based upon the borrowing rates currently available to the Company for debt, management estimates that the recorded principle amount is deemed to be the same as current fair value.

9.  	Staff Severance

The staff severance liability is similar to a pension fund. It is accrued by the Company per Italian law for all employees at 13.5% of annual gross salary. In addition to the annual accrual, the total fund is revalued each year according to an official index (equivalent to the retail price index plus 1.5%).
 This fund is payable to employees when they leave the Company.


10.  Related Party Transactions

Commercial relationships are in place between FIR and TEA S.r.l. Tecnologia Elettromeccanica ("TEA"), which is partially owned by the managing director of FIR. TEA buys motors from FIR, which totaled $105 during the eight month period ended March 31, 1997.
 TEA also provides subcontracted production services to FIR, which totaled $75 during the eight month period ended March 31, 1997. The Company has a receivable from TEA of $894 at March 31, 1997.


11.	Interest Rate Swap

In order to hedge the Company's senior loan, the Company entered into interest swap agreements with San Paolo Torini as follows:

             Expiration         Nominal
         	 	   Date 	     	   amount $000's 		 Rate Received    Rate Paid

Contract 1 	 	September 1997 	 	$ 3,291 	    	LIBOR at 6 months 		11.70%

Contract 2 	 	September 1998 	 	$ 3,291    	 	LIBOR at 6 months  	11.85%

Contract 3 	 	September 1999 	 	$ 3,291 	    	LIBOR at 6 months 		11.91%

The Company records the differentials to be received or paid under the contracts as an adjustment to interest expense over the life of the contracts.

These Interest Rate Swap contracts were cancelled and the related termination cost of $568 has been recorded as a component of Other Expense in the March 31, 1997 financial statements.

13.	Subsequent Events

In May 1997, the Company entered into an agreement to purchase
TEA for approximately $1,100 in cash and assumed debt. The transaction will be accounted for under the purchase method of accounting.


13.	Subsequent Events, continued

In May 1997, the Company's shareholders entered into an agreement to sell their shares to a subsidiary of Motors and Gears, Inc.


14.	Commitments and Contingencies

The Company is evaluating potential environmental remediation liabilities. As of April, 1997, the Company has identified a site which may require remediation. The Company is presently unable to determine what, if any, liability it may incur in this matter.